Exhibit 10.22

ARRIVAL SHARE OPTION PLAN 2020

OPTION DEED

By this Option Deed, each of the individuals named in Schedule 1 to this Deed is granted an Option under the Arrival Share Option Plan 2020 (the “Plan”) (or, in the case of a Non-Employee, Schedule 1 to the rules of the Plan or, in the case of a Wider Group Employee, Schedule 2 to the rules of the Plan) over the number of Shares set against their name and with an Option Price per Share of EUR 3.40909.

In this Deed capitalised terms shall have the meaning given in the Plan rules.

This Deed is subject to the Plan rules including Schedule 3 to the Plan rules (U.S. Participants) (and, in the case of a Non-Employee, Schedule 1 to the Plan rules or, in the case of a Wider Group Employee, Schedule 2 to the Plan rules), and without limiting the foregoing the terms of rule 1 (Interpretation) and rule 12 (Governing law and jurisdiction) shall apply to this Deed as if set out here in in full and as if references to the “Plan” were to this Deed.

Vesting Dates and Performance Milestones

The following Vesting Dates and Performance Milestones shall apply to each Option:

•

25% of the Shares over which the Option is granted (not subject to the Contribution Milestone or Time Vesting, and rounded down to the nearest whole Share) shall be subject to the Production Rate Milestone, and shall Vest on the date on which the Board determines in accordance with its terms that such Performance Milestone has been achieved.

•

25% of the Shares over which the Option is granted (not subject to the Production Rate Milestone or Time Vesting, and rounded down to the nearest whole Share) shall be subject to the Contribution Milestone, and shall Vest on the Board determines in accordance with its terms that such Performance Milestone has been achieved,

•

The remainder of the Shares over which the Option is granted is subject to a Vesting Date, which shall be the date which is the last day of the calendar month in which the first anniversary of the Participant’s Start Date falls, provided that if the Participant’s Start Date was more than one year prior to the Grant Date the Vesting Date of this part of the Option shall be the Grant Date.

In each case, these conditions are subject to the terms of Schedule 3 to the Plan rules in the case of a U.S. Participant (as defined therein).

In each case, for the avoidance of doubt, the Vesting of any part of the Option shall be subject to the Plan rules (including being subject to any prior lapse of the Option), and the fact of the Option Vesting shall not mean that it shall become capable of exercise prior to it lapsing.

For this purpose:

•	the Contribution Milestone and the Production Rate Milestone are defined in Annex 1.

•	“Time Vesting” means the condition relating to the Vesting Date specified above.

•

the Participant’s “Start Date” means: (i) where the Participant is an Employee, the date on which the Participant commenced employment with the Group or where the Participant is a Wider Group Employee, the date on which the Participant commenced employment with the Wider Group, in either case disregarding any previous employments which were not continuous with the employment held on the Grant Date; or (ii) where the Participant is a

Non-Employee, the date on which the Participant commenced the office or provision of other services pursuant to which the Participant constitutes a “Non-Employee”, disregarding any prior provision of services which were not continuous with the services provided on the Grant Date (and, where the services are provided otherwise than through an office, such services shall be treated as having started on the later of the date of the contract for such services and the date on which the Board determines the Participant commenced providing substantive services).

U.S. Participants

Options granted to, or held by, U.S. Participants are governed by the Plan rules including Schedule 3 to the Plan rules, and are further subject to the additional provisions set out in Schedule 2 to this Deed.

Acceptance

In accordance with rule 2.6 (Option documents) of the Plan, Options are granted on the basis that they must be duly accepted by Participants by 2 November 2020, and if they are not so accepted they will lapse (unless the Board decides otherwise in any particular case).

Employer social security

In accordance with rule 11.1 (Tax) of the Plan, the Options are granted on the condition that the Participant is required to the fullest extent permitted by law to bear the cost of any employer social security charges arising in connection with their Options, including being required to enter into an agreement or election to such effect if so required by the Company.

Grant Date

The Grant Date for the Options is the date of this Option Deed

Administrative errors

For the avoidance of doubt, the grant of Options pursuant to this Deed is subject to the provisions of rule 2.7 (Administrative errors) of the Plan.

Dated: 26/10/2020

/s/ Csaba Horvath
Arrival S.à r.l.
By: Csaba Horvath
Title: Authorised signatory

/s/ Gilles Dusemon
Arrival S.à r.l.
By: Gilles Dusemon
Title: Authorised signatory

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